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                                  LAW OFFICES
                       HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                         BIRMINGHAM, ALABAMA 35203-2618

                            FACSIMILE (205) 324-1133
                            TELEPHONE (205) 251-1000

                               MONTGOMERY OFFICE
                           305 SOUTH LAWRENCE STREET
                           MONTGOMERY, ALABAMA 36104
                              POST OFFICE BOX 4660
                         MONTGOMERY, ALABAMA 36103-4660
                            FACSIMILE (334) 264-7945
                            TELEPHONE (334) 265-8573


                               December 22, 1997

MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244

         Re: REGISTRATION STATEMENT ON FORM S-8 -- Amended and Restated 1995 Stock Option Plan

Gentlemen:

         We have served as counsel for MedPartners, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 496,815 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the Company's Amended and Restated 1995 Stock Option Plan (the "Plan") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is rendered to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with the original or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plan as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.


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MedPartners, Inc.
December 22, 1997
Page Two

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plan, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an Exhibit thereto.

                                               Very truly yours,


                                               HASKELL SLAUGHTER & YOUNG, L.L.C.


                                               By:/s/ Donald T. Locke
                                                  -----------------------------
                                                       Donald T. Locke

DTL/gcc